                                                                    EXHIBIT 23.1






                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Compuware Corporation on Form S-8 of our reports dated May 1, 2000, appearing in the Annual Report on Form 10-K of Compuware Corporation for the fiscal year ended March 31, 2000, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Detroit, Michigan
March 30, 2001



                               Page 18 of 18 Pages